CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in Amendment No. 2 to this Registration Statement on Form S-1/A of our report dated May 1, 2017, relating to the financial statements of Eco Science Solutions, Inc., as of January 31, 2017 and 2016 and to all references to our firm included in this Registration Statement.

/S BF Borgers CPA PC

Certified Public Accountants
Lakewood, Colorado
May 2, 2017